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                                                                    Exhibit 3.21

                            ARTICLES OF INCORPORATION
                                       OF
                             HEYWOOD WILLIAMS, INC.

     The undersigned incorporator, desiring to form a corporation (the "Corporation") pursuant to the provisions of The Indiana Business Corporation Law (such law, as amended from time to time, is referred to as the "Act"), executes the following Articles of Incorporation.


                                   ARTICLE I
                                      Name

     The name of the Corporation is Heywood Williams, Inc.

                                   ARTICLE II
                                    Purposes

     The purpose for which the Corporation is organized is to engage in any lawful business for which corporations may be incorporated under the Act.

                                  ARTICLE III
                       Amount of Capital Stock: Par Value

     The total number of shares which the Corporation has authority to issue is 10,000 shares at $1.00 par value.

                                   ARTICLE IV
                             Terms of Capital Stock

     1. Classes and Rights. All shares of the Corporation shall be of one class and shall be known as shares of Common Stock. All shares of Common Stock shall have the same relative rights, preferences, limitations and restrictions. Each Shareholder of Common Stock shall be entitled to one vote for each share of Common Stock standing in that Shareholder's name on the books of the Corporation on each matter voted at a Shareholders' meeting. Holders of outstanding Common Stock shall be entitled to receive the net assets of the Corporation on dissolution.

2. Issue and Consideration. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property of benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, shares of capital stock or other securities of any other corporation, conversion of indebtedness into equity of the Corporation or other securities of the Corporation.

                                   ARTICLE V
                                   Directors

     1. Number. The number of Directors may be fixed from time to time by the by-laws of the Corporation. In the absence of a designation of the number of Directors in the by-laws,

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the number of Directors of the Corporation shall be the number of Directors on the initial Board of Directors.

     2. Initial Directors. The following individuals shall serve as the initial Board of Directors of the
Corporation:

                     Name                                   Address
                     ----                                   -------

                     Ralph Hinchliffe                       Heywood Williams Group PLC
                                                            Waverley, Edgerton Road
                                                            Huddersfield, West Yorkshire  HD3 3AR
                                                            England

                     Michael Broadhead                      Heywood Williams Group PLC
                                                            Waverley, Edgerton Road
                                                            Huddersfield, West Yorkshire  HD3 3AR
                                                            England

                     Robert Hotovy                          Creation Windows of Indiana, Inc.
                                                            53132 C.R. 13
                                                            P.O. Box. 1307
                                                            Elkhart, Indiana  46515

                     A. Clark Peters III                    LaSalle-Deitch Co., Inc.
                                                            640 Industrial Parkway
                                                            P.O. Box 2347
                                                            Elkhart, IN  46515

                     William Schmuhl                        Bristol Corporation
                                                            P.O. Box 1900
                                                            Bristol, Indiana  46507

                     Terence Martin                         Heywood Williams Group PLC
                                                            Waverley, Edgerton Road
                                                            Huddersfield, West Yorkshire  HD3 3AR
                                                            England

                                   ARTICLE VI
                                By-Law Amendments

     The By-Laws of the Corporation may be amended by the Board of Directors.

                                  ARTICLE VII
                                Indemnification

     The Corporation shall indemnify every person who is or was a Director of the Corporation against all liability to the fullest extent permitted by Chapter 37 of the Act, provided


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that such person is determined in the manner specified by Chapter 37 of the Act to have met the standard of conduct specified in Chapter 37 of the Act. The Corporation shall, to the fullest extent permitted by Chapter 37 of the Act, pay for or reimburse the reasonable expenses incurred by every person who is or was a Director who is a party to a proceeding in advance of final disposition of the proceeding, in the manner specified by Chapter 37 of the Act. The Corporation shall indemnify and advance expenses to every person who is or was an Officer of the Corporation to the same extent as if such person were a Director of the Corporation (All such persons who are or were directors or officers of the Corporation are referred to as "Indemnitee"). The indemnification and advance of expenses for Indemnitees shall apply to service in the Indemnitee's official capacity with the Corporation, and to service at the Corporation's request, while also acting in an official capacity with the Corporation, as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor to the Act. When a word or phrase used in this paragraph is defined in Chapter 37 of the Act, such word or phrase shall have the same meaning in this paragraph that it has in Chapter 37 of the Act. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any Indemnitee or the ability of the Corporation to otherwise indemnify or advance expenses to any Indemnitee. These provisions shall be binding upon any successor to the Corporation so that each Indemnitee shall be in the same position with respect to any resulting, surviving, or succeeding entity as he or she would have been had the separate legal existence of the Corporation continued; provided, that unless expressly provided or agreed otherwise, this sentence shall be applicable only to Indemnitees acting in an official capacity or in another capacity set forth above prior to termination of the separate legal existence of the Corporation. These provisions shall be deemed to create a contract right for the benefit of every Indemnitee if (i) any act or omission complained of in a proceeding against the Indemnitee, (ii) any portion of a proceeding, or (iii) any determination or assessment of liability, occurs while the provisions are in effect. If any word, clause, or sentence of the provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. If any Court holds any word, clause, or sentence of this paragraph invalid, the Court is authorized and empowered to rewrite these provisions to achieve their purpose to the extent possible. All references in this paragraph to any Indemnitee shall include the heirs, estate, executors, administrators and personal representatives of such person.

                                  ARTICLE VIII
                                Registered Agent

     The name and business address of the registered agent at the Corporation's registered office is:

                 Joseph Trippel
                 Heywood Williams USA, Inc.
                 53132 C.R. 13
                 Elkhart, Indiana  46514


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                                   ARTICLE IX
                                 Incorporator(s)

         The name and, address of the incorporator is:

                        Name                                                Address
                        ----                                                -------

                Stephen P. Merchant                               1313 Merchants Bank Building
                                                                  11 South Meridian Street
                                                                  Indianapolis, Indiana  46204

     IN WITNESS WHEREOF, the undersigned incorporator executes these Articles of Incorporation of the Corporation and certifies to the truth of the facts herein stated this 11th day of August, 1995.


                                       /s/ Stephen P. Merchant
                                       -----------------------------------------
                                       Incorporator



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